                                                                    Exhibit 24.1


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, That each person whose signature appears below constitutes and appoints Charles D. Weil and Roger D. Andersen, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post effective amendments to the Registration Statement on Form S-4 (Registration No. 333-49749) of Young America Corporation and Young America Holdings, Inc., and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, amy lawfully do or cause to be done by virtue hereof.

       Signature                                                  Date
     --------------                                             ---------

   /s/ Charles D. Weil
  -------------------------                                    May 8, 2000
    Charles D. Weil


   /s/ Roger D. Andersen
  -------------------------                                    May 5, 2000
   Roger D. Andersen


   /s/ Glen McKenzie
  -------------------------                                    May 8, 2000
  Glen McKenzie


  -------------------------                                    May  , 2000
  Jay F. Ecklund


   /s/ J. Mark A. MacDonald
  -------------------------                                    May 9, 2000
  J. Mark A. MacDonald


   /s/ J. David Basto
  -------------------------                                    May 8, 2000
  J. David Basto